Exhibit 3.91

ARTICLES OF INCORPORATION OF

BURLINGTON COAT FACTORY WAREHOUSE OF EAST ST. LOUIS, INC.

Filing date: 7/2/1985

Filed by: Jim Edgar, Secretary of State, State of Illinois

File No.: 2105 1 0480

1.	The name of the corporation is Burlington Coat Factory Warehouse of East St. Louis, Inc.

2.	The name and address of the initial registered agent and its registered office are:

Registered Agent: United States Corporation Company of Illinois

Registered Office: 33 North LaSalle Street, Chicago, IL 60602, Cook County

3.	The purpose for which the corporation is organized is to establish and conduct a general retail department store.

4.	The authorized shares shall be:

Class: Common

Par value per share: $1.00

Number of shares authorized: 1,000

5.	The number of shares to be issued initially, and the consideration to be received by the corporation therefor, are:

Class: Common

Par value per share: $1.00

Number of shares proposed to be issued: 1,000

Consideration to be received therefor: $1,000

6.	The number of directors constituting the initial board of directors of the corporation is three (3), and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors be elected and qualify are:

Monroe Milstein, 263 West 38th St., New York, NY 10018

Andrew Milstein, 263 West 38th St., New York, NY 10018

Henrietta Milstein, 263 West 38th St., New York, NY 10018

8.	Names and addresses of incorporators:

Michael D. McManus

70 Pine Street

New York, New York 10270

/s/ Michael D. McManus

STATEMENT OF CHANGE OF REGISTERED AGENT AND/OR REGISTERED OFFICE

Filing date: 7/15/2002

Filed by: Jesse White, Secretary of State, Department of Business Services, State of Illinois

File No.: 53900666

1.	Corporate name: Burlington Coat Factory Warehouse of East St. Louis, Inc.

2.	State of incorporation: Illinois

3.	Name and address of the registered agent and registered office as they appear on the records of the office of the Secretary of State (before change):

Registered agent: Natalie Wardin

Registered office: 174 Roosevelt Rd., Villa Park, IL 60181, DuPage County

4.	Name and address of the registered agent and registered office shall be (after all changes herein reported):

Registered agent: Natalie Wardin

Registered office: 6104 W. Grand Ave., Gurnee, IL 60031, Lake County

5.	The address of the registered office and the address of the business office of the registered agent will be identical.

6.	The above change was authorized by action of the registered agent.

7.	The undersigned corporation has caused this statement to be signed by its duly authorized offices, each of whom affirms, under penalties of perjury, that the facts stated herein are true.

Dated May 23rd, 2002 Burlington Coat Factory Warehouse of East St. Louis

/s/ Natalie Wardin

2